Exhibit 1.01

Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Introduction

This Report for the reporting period beginning on January 1, 2015 and ending on December 31, 2015 has been prepared pursuant to Rule 13p-1 (the “SEC Rule”) under the Securities Exchange Act of 1934, as amended.

This Report describes the processes undertaken during 2015 for Garmin products that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, tantalum, tin and tungsten (collectively, the “Covered Minerals”).

These products consist of the following (and accessories for these products such as power cables and adapters):

a.	Automotive. Garmin’s lines of personal navigation devices for automobiles, motorcycles, trucks and recreation vehicles, dashboard cameras, backup cameras, action cameras, and head-up displays.

b.	Outdoor Recreation. Garmin’s lines of handheld golf devices and golf watches, outdoor handheld devices, outdoor wrist-worn devices, two-way radios, and dog training and tracking devices.

c.	Fitness. Garmin’s lines of running watches, wearable fitness activity tracking devices, cycling computers, pedal-based power meters, swimming watches, and multi-sport watches.

d.	Marine. Garmin’s lines of chartplotters, sounders, fishfinder/GPS combination devices, dedicated fishfinders, marine wrist-worn devices, radars, autopilots, radios, sailing instruments, transducers with black box bridges, audio system, marine instruments with transducers, and marine cameras.

e.	Aviation. Garmin’s lines of GPS-enabled navigation, VHF communications transmitters/receivers, multi-function displays, electronic flight instrumentation systems (EFIS), automatic flight control systems, traffic advisory systems and traffic collision avoidance systems, terrain awareness and warning systems, instrument landing system (ILS) receivers, surveillance products, audio panels, cockpit datalink systems, and wrist-worn pilot devices.

1

Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Background Information

Garmin supports an industry-wide approach to addressing social responsibility issues throughout the supply chain. As part of this approach, Garmin was a paying and active member of the Electronic Industry Citizenship Coalition (“EICC”) during 2015. Garmin collaborates with others in industry through its participation in the Conflict Free Sourcing Initiative (“CFSI”), which evolved from the EICC-Global e-Sustainability Initiative (“EICC-GeSI”).

The CFSI is an industry-wide initiative to develop control systems regarding smelters and refiners through independently validated audits under CFSI’s Conflict-Free Smelter Program (“CFSP”). Through the CFSP, the CFSI identifies smelters and refiners that produce conflict-free materials. In order to confirm that status, CFSI uses specially trained independent third-party auditors to verify that these smelters and refiners can be deemed conflict-free. CFSI publishes online a list of smelters and refiners that meet the standards of the audit.

In addition, the CFSI developed the Conflict Minerals Reporting Template (the “CMRT”) to standardize the collection and transfer of information through the supply chain regarding mineral country of origin and the identity of smelters and refiners being utilized.

Reasonable Country of Origin Inquiry

Establish Strong Company Management Systems

Garmin adopted a Conflict Minerals Policy, which is publically available on our website at http://www.garmin.com/en-US/company/conflict-minerals. As stated in the Policy, Garmin expects each of its suppliers to do all of the following:

(a)	Adopt a policy of responsible sourcing of minerals and pass this requirement through its supply chain;
(b)	Implement due diligence processes to support that policy;
(c)	Source materials from socially responsible suppliers; and
(d)	Complete and return to us the CMRT in a timely manner and provide us all other information we may request regarding the sourcing of minerals in products supplied to Garmin.

Garmin’s Conflict Minerals Policy sets forth a grievance mechanism for concerns and violations of the Policy to be reported to Garmin Ltd.’s Board of Directors.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Garmin also established a steering committee comprised of senior executive officers to oversee Garmin’s conflict minerals program. Garmin established a multi-disciplinary working group of Garmin employees to develop and implement Garmin’s conflict minerals program under the oversight of the steering committee.

Identify and Assess Risk in the Supply Chain

In 2015, Garmin identified 727 first-tier suppliers that provide products to Garmin that contain or might reasonably be expected to contain one or more of the Covered Minerals. Garmin also identified 122 manufacturers who supply products that contain or might reasonably be expected to contain one or more of the Covered Minerals to Garmin or to suppliers from whom Garmin purchases such products. Garmin sent a cover letter to those suppliers and manufacturers educating them about the SEC Rule. In this cover letter Garmin also requested that the recipients complete the CMRT, including all smelter/refiner information for any of the Covered Minerals contained in their products.

Garmin determined that it had reason to believe that Covered Minerals included in its products may have originated in the Democratic Republic of Congo or an adjoining country (each, a “Covered Country”) or are not from recycled or scrap sources. Therefore, in accordance with the SEC Rule, Garmin undertook due diligence measures on the source and chain of custody of Covered Minerals included in its products, as described below.

Due Diligence

Design of Due Diligence

Garmin designed its due diligence measures in conformance with the due diligence related steps of the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High- Risk Areas, as further set forth in the specific guidance for downstream companies contained in the supplements on tin, tantalum, tungsten and gold (the “OECD Guidance”).

Due Diligence Measures Performed

Step 3 of the OECD Guidance: Design and Implement a Strategy to Respond to Identified Risks

Garmin identified acceptance criteria to be used when reviewing completed CMRTs submitted by suppliers and manufacturers. CMRTs that satisfied the acceptance criteria were then reviewed to compare the smelters/refiners identified by the suppliers and manufacturers against the list of smelters and refiners included in the CFSP to assess whether the suppliers and manufacturers are using conflict-free smelters and refiners.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Garmin designed and implemented a procedure to follow-up with suppliers who submitted a CMRT that did not satisfy our expectations and acceptance criteria. In addition, Garmin designed and implemented a procedure for following up and escalating with suppliers and manufacturers who do not submit a completed CMRT by our response deadline. Suppliers and manufacturers were informed that a failure to respond adequately and within established deadlines could adversely affect their supplier rating and could result in corrective action.

Step 4 of the OECD Guidance: Support the Development and Implementation of Independent Third-Party Audits

As stated above under “Background Information”, Garmin supports an industry-wide initiative to perform independent third-party audits of the due diligence and procurement activities of smelters and refiners through Garmin’s membership and participation during 2015 in the EICC and CFSI.

Step 5 of the OECD Guidance: Report Annually on Supply Chain Due Diligence

As required under the SEC Rule, Garmin files annually with the SEC its Conflict Minerals Report on Form SD. Garmin also publishes annually its Conflict Minerals Report on its home website at http://www.garmin.com/en-US/company/conflict-minerals.

Determination

Garmin believes that our membership and participation in the EICC and the CFSI during 2015, our requests of suppliers to complete and submit the CMRT, our due diligence measures described above, and the policies and expectations set forth in our Conflict Minerals Policy, Supplier Code of Conduct and supplier contracts constitute the most reasonable efforts Garmin can undertake to determine the mine or location of origin of Covered Minerals in our supply chain.

The table set forth on Schedule 1 to this Conflict Minerals Report lists the facilities identified by suppliers and manufacturers we surveyed. Not all of these facilities have necessarily processed Covered Minerals contained in our 2015 products. This is because our suppliers and manufacturers generally provided facility information via the CMRT at the company level, representing the suppliers’ and manufacturers’ entire product lines, and generally did not limit their CMRT responses to facility information for Covered Minerals in products they supply to Garmin specifically.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

The suppliers and manufacturers we surveyed who identified the countries of origin of Covered Minerals in their products identified the countries listed on Schedule 2 to this Conflict Minerals Report. Covered Minerals contained in our 2015 products did not necessarily originate in the countries listed on Schedule 2. This is because our suppliers and manufacturers generally provided country of origin information via the Template at the company level, representing the suppliers’ and manufacturers’ entire product lines, and generally did not limit their Template responses to countries of origin for products they supply to Garmin specifically.

Suppliers or manufacturers who identified a Covered Country as the country of origin for Covered Minerals identified processing facilities for such Covered Minerals that either are listed as having been verified as CFSP compliant (or that have received a “conflict-free” designation from another independent third party audit program) or are in the process of being audited. Garmin found no reasonable basis for concluding that any of these processing facilities source Covered Minerals that directly or indirectly finance or benefit armed groups.

Risk Mitigation and Future Due Diligence Measures

Garmin intends to keep improving its due diligence measures by taking the following steps, among others:

a.	Continue to make enhancements to our supplier training program based on the most common non-acceptance criteria from supplier responses.

b.	Continue to train relevant Garmin employees on the requirements of the SEC Rule and Garmin’s Conflict Minerals Policy.

c.	Continue to drive our suppliers to obtain current, accurate, and complete information about the smelters and refineries of Covered Minerals in their supply chains so that they in turn can report accurate and complete information to Garmin.

d.	Continue to support the CFSI and encourage suppliers to transition their supply chains to CFSP compliant sources of Covered Minerals.

e.	Consider the availability of alternative sources of products if we determine that a supplier has supplied us with any Covered Minerals that directly or indirectly finance or benefit an armed group in a Covered Country.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Schedule 1

Garmin believes that each of the smelters and refiners listed below that are marked with a [*] have been verified as complying with the CFSI’s CFSP or an equivalent third party audit program.

Metal (*)	Smelter Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Asahi Refining Canada Limited*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*
Gold	Aurubis AG*
Gold	Bangalore Refinery Pnt Ltd
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.*
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DODUCO GmbH*
Gold	Dowa*
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.*
Gold	Elemetal Refining, LLC*
Gold	Emirates Gold DMCC*
Gold	Faggi Enrico S.p.A.

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Ltd. Hong Kong*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Japan Mint*
Gold	Jiangxi Copper Company Limited*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Metal Co., Ltd.
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies SA*

7

Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Gold	Metalor USA Refining Corporation*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Gold	Mitsubishi Materials Corporation*
Gold	Mitsui Mining and Smelting Co., Ltd.*
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery*
Gold	PAMP SA*
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX Précinox SA*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Remondis Argentia
Gold	Republic Metals Corporation*
Gold	Royal Canadian Mint*
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyería Platería SA*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Gold	Solar Applied Materials Technology Corp.*

Gold	Sumitomo Metal Mining Co., Ltd.*
Gold	T.C.A S.p.A*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA Business Unit Precious Metals Refining*
Gold	United Precious Metal Refining, Inc.*
Gold	Valcambi SA*
Gold	Western Australian Mint trading as The Perth Mint*
Gold	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan*
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	FIR Metals & Resource Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck GmbH Goslar*
Tantalum	H.C. Starck GmbH Laufenburg*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tantalum	H.C. Starck Ltd.*
Tantalum	H.C. Starck Smelting GmbH & Co.KG*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Tanbre Co., Ltd.*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	KEMET Blue Powder*
Tantalum	King-Tan Tantalum Industry Ltd.*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Tantalum	Mineração Taboca S.A.*
Tantalum	Mitsui Mining & Smelting*
Tantalum	Molycorp Silmet A.S.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	Plansee SE Liezen*
Tantalum	Plansee SE Reutte*
Tantalum	QuantumClean*
Tantalum	Resind Indústria e Comércio Ltda.*
Tantalum	RFH Tantalum Smeltry Co., Ltd.*
Tantalum	Solikamsk Magnesium Works OAO*
Tantalum	Taki Chemicals*
Tantalum	Telex Metals*
Tantalum	Tranzact, Inc.*
Tantalum	Ulba Metallurgical Plant JSC*
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Tantalum	Zhuzhou Cemented Carbide*
Tin	Alpha*
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	China Tin Group Co., Ltd.*
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.*
Tin	CV Ayi Jaya*
Tin	CV Dua Sekawan
Tin	CV Gita Pesona*
Tin	CV Serumpun Sebalai*
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*
Tin	Dowa*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U. (Metallo Group)*
Tin	EM Vinto*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Tin	Estanho de Rondônia S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals*
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Melt Metais e Ligas S/A*
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallic Resources, Inc.*
Tin	Metallo-Chimique N.V.*
Tin	Mineração Taboca S.A.*
Tin	Minsur*
Tin	Mitsubishi Materials Corporation*
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Tin	Operaciones Metalurgical S.A.*
Tin	Phoenix Metal Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT BilliTin Makmur Lestari*
Tin	PT Bukit Timah*
Tin	PT Cipta Persada Mulia*
Tin	PT DS Jaya Abadi*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Tin	PT Eunindo Usaha Mandiri*
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima*
Tin	PT Justindo*
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima*
Tin	PT Panca Mega Persada*
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Timah (Persero) Tbk Mentok*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama*
Tin	PT Wahana Perkit Jaya*
Tin	Resind Indústria e Comércio Ltda.*
Tin	Rui Da Hung*
Tin	Soft Metais Ltda.*
Tin	Thaisarco*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC*
Tin	White Solder Metalurgia e Mineração Ltda.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited*
Tungsten	A.L.M.T. TUNGSTEN Corp.*
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tungsten	H.C. Starck GmbH*
Tungsten	H.C. Starck Smelting GmbH & Co.KG*
Tungsten	Hunan Chenzhou Mining Co., Ltd.*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Tungsten	Hydrometallurg, JSC*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Niagara Refining LLC*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Tungsten	Pobedit, JSC
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*

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Garmin Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Schedule 2

Argentina	Laos
Australia	Malaysia
Austria	Mexico
Belgium	Mozambique
Bolivia	Namibia
Brazil (Brasil)	New Zealand
Burundi	Nigeria
Canada	Papua New Guinea (Guinea)
Central African Republic	Peru
Chile	Philippines
China	Poland
Colombia	Portugal
Democratic Republic of the Congo	Rwanda
England	Russian Federation (Russia)
Estonia	Sierra Leone
Ethiopia	South Africa
Germany	Spain
Guyana	Suriname
Hong Kong	Switzerland
India	Taiwan
Indonesia	Thailand
Japan	United States of America
Kazakhstan	Vietnam
Korea, Republic of (South Korea)	Zimbabwe

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